Exhibit 31(a)

SECTION 302 CERTIFICATION

I, Thomas X. Geisel, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2008 of Sun Bancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2009	/s/ Thomas X. Geisel
Thomas X. Geisel
President and Chief Executive Officer

Exhibit 31(b)
SECTION 302 CERTIFICATION

I, Dan A. Chila, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2008 of Sun Bancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2009	/s/ Dan A. Chila
Dan A. Chila
Executive Vice President and Chief Financial Officer